At the forefront of telehealth and remote patient monitoring © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved. NASDAQ IPO - COMPANY PRESENTATION G MEDICAL INNOVATIONS HOLDINGS LIMITED PROPOSED TICKER SYMBOL (GMVD) OCTOBER 2020 ISSUER FREE WRITING PROSPECTUS DATED OCTOBER 22, 2020 FILED PURSUANT TO RULE 433 REGISTRATION STATEMENT NO. 333 - 249182

Filed pursuant to Rule 433 of the Securities Act of 1933, as amended. This free writing prospectus related to the proposed initial public offering of ordinary shares of G Medical Innovations Holdings Limited (“GMV” or the “company””), which are being registered on a registration statement on Form F - 1/A (File No. 333 - 249182) (the “Registration Statement”). The Registration Statement has not yet been declared effective. Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents GMV has filed with the United States Securities and Exchange Commission (“SEC”) for more complete information about GMV and the proposed offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov . Alternatively, GMV and any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Boustead Securities, LLC at 949.502.4408 or by email at offerings@boustead1828.com or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA. This document contains forward - looking statements. In addition, from time to time, we or our representatives may make forward - looking statements orally or in writing. We base these forward - looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward - looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward - looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward - looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward - looking statement. Forward - looking statements are only predictions. The forward - looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward - looking statement, whether as a result of uncertainties and assumptions, the forward - looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. See offering documents for further risks and disclosures. Past performance in not indicative of future results. There is now guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a total risk of loss. 2 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved. ISSUER FREE WRITING PROSPECTUS, CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

Issuer 3 G Medical Innovations Holdings Limited, a Cayman Islands company Exchange & Ticker Nasdaq Global Market: GMVD Ordinary Shares outstanding prior to the completion of the IPO 54,771,648 Ordinary Shares Ordinary Shares offered 5,000,000 Ordinary Shares (1) Ordinary Shares Outstanding Immediately After the Offering 59,771,648 Ordinary Shares Offering Type Firm Commitment Underwritten Initial Public Offering Offering Price and Size $5.00 to $7.00 per share, for a $30 million Offering Use of Proceeds • Sales and marketing • Product development, clinical trials and other regulatory approval processes • Working capital and general corporate purposes • Potential acquisitions Co - Underwriters Fosun Hani Securities Limited and Boustead Securities, LLC Issuer’s U.S. Legal Counsel Sullivan & Worcester LLP Underwriters’ Legal Counsel Ellenoff Grossman & Schole LLP PCAOB Auditor BDO member firm, Ziv Haft IPO SUMMARY (1) Share amount based on the mid - point of the offering range. The Underwriter has been granted an over - allotment option pursuant to which we may sell an additional 750,000 Ordinary Shares. We assume no exercise of the Underwriter’s over - allotment option herein. © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

MISSION STATEMENT G Medical is a medical device, telehealth and medical services company that provides clinical grade solutions for consumers, medical professionals and healthcare institutions. Management has an established track record – Board and management have achieved US FDA approval for 48 medical devices 1 and led some of the largest and most diversified healthcare companies in the USA. G Medical leverages patented wireless technologies, proprietary algorithms, information technology and service platforms to empower a new generation of consumers, patients and healthcare providers. G Medical improves the patient journey and physician care by: ENABLING EARLY DETECTION IMPROVING HEALTHCARE OUTCOMES GREATLY REDUCING HEALTHCARE COSTS EXPANDING ACCESS TO CLINICALLY RELEVANT INFORMATION 1 48 approved medical devices include when members of management were employed at other details © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved. 4

COMPANY OVERVIEW Product suite includes proprietary medical devices, telehealth software solutions and patient service operations: 5 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved. Prizma device US FDA - approved over the counter (OTC) medical device that measures vital signs with Electronic Medical Records (EMR) functionality and clinical grade reporting standards • Prizma telehealth app – multi - tiered (+freemium) EMR application • Prizma web portals – online portal for both healthcare professional and consumers G Medical Patch Cardiac patch device with Vital Sign Monitoring System (VSMS) and extended holter functionality (vital signs, cardiac diagnostics, post - discharge) • Clinical portal – continuous vital signs monitoring for hospital groups and enterprise providers Remote patient monitoring and Independent Diagnostic Testing Facilities (IDTF) Through established , wholly – owned HIP A A compliant US patient monitoring and call centers G Medical leverages patented wireless technologies, proprietary algorithms, information technology and service platforms to empower a new generation of consumers, patients and health care providers.

Dr. Kenneth R. Melani Chairman Dr. Melani has over 30 years’ experience in the healthcare industry as a provider, supplier and insurer. He has served in various critical business roles including CEO, Chief Medical Officer, and Strategy and Business Development. He founded Velocity Fund Partners LP, has been the president and principal owner of KRM Group since 2012, and spent 23 years at Highmark Inc., where he served in various capacities, including president and chief executive officer. Dr. Melani holds a B.A. in Chemistry from Washington and Jefferson College and an M.D. from Wake Forest University School of Medicine, and he is board certified in internal medicine. and is a Certified Public Accountant (IL). 6 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved. Dr. Yacov Geva Managing Director & CEO A well - known pioneer in the industry of Medical Devices and remote monitoring services, and co - founder of LifeWatch AG (former Card Guard AG and Card Guard Scientific Survival Ltd.). Successfully led LifeWatch to an IPO. Dr. Geva holds a B.Sc in Mechanical and Nuclear Engineering from the Technion - Israeli Institute of Technology , a Ph.D. (with honors) in Business Administration from the International School of Management, Paris and an honorary doctorate from Oxford Brooks University. Dr. Geva is also a senior member of the UK’s R oyal S ociety of M edicine (RSM). Mr. Rafi Heumann President & COO Mr. Heumann has over 20 years of experience in hi - tech, mHealth, operations and services industries. He brings advanced skills in strategic planning, international negotiations and business development, and directing complex projects. Mr. Heumann has a business management education from Bar - Ilan University, Israel. Dr. Brendan de Kauwe Director & Corporate Development Dr. de Kauwe obtained a Bachelor of Science and a Bachelor of Dental Surgery at the University of Western Australia, with Post Graduate certifications in Oral Surgery and Implantology. He also holds a Post Graduate Diploma in Applied Finance, majoring in Corporate Finance. Dr. de Kauwe is an experienced operations and transaction focused executive with key skills in creating company value through strategic partnerships and M&A. He has experience in public market transactions and equity capital markets in Australia and internationally. He has served as Chairman and/or director of numerous ASX - listed companies in the life sciences and technology sectors. Mr. Benny Tal VP R&D Mr. Tal led R&D, engineering, and operation teams for OEM/ODM products. He was the research and development manager of Spectronix Ltd and served in several electronics engineering and operations positions in LifeWatch Services, Inc. Mr. Tal is an experienced research and development manager with a demonstrated history of working in the research industry. He hol ds a B.Sc.in Electrical Engineering and Computers and an MBA from Ben - Gurion University, Israel. Mr. Nir Geva CTO Mr. Geva has over 17 years of experience in the hi - Tech and medical device industry. A former CTO and strategic projects manager at LifeWatch Technologies, he has broad knowledge on project management and manufacturing. Mr. Geva wrote over 15 patents related to medical devices, remote patients monitoring and IoT. He holds a BSc. in Mechanical Engineering from the Technion in Haifa and an Executive MBA from Kellogg School of Management, (Northwestern University in Chicago). Mr. Kobi Ben - Efraim CFO Mr. Ben - Efraim is an experienced CFO of global companies with more than 20 years’ experience in finance and accounting. He has served in Israeli hi - tech companies including DSPC Group (NASDAQ - traded company) and El - Op. Mr. Ben - Efraim holds a B.A. in Economics and Accounting from Tel Aviv University, An established track record in medical device commercialization. MANAGEMENT OVERVIEW

G Medical has the potential to capitalize on the growing telehealth market in the USA, Asia Pacific and Europe OPERATING IN LARGE ADDRESSABLE MARKETS Mobile health sets out to reduce: (in billion USD) (in million USD) (in billion USD) CAGR: 32.3% GLOBAL CAGR: 11.3% 23 41 30 54 2 0 1 7 2 0 1 8 2 0 1 9 2020 20 21 20 2 2 20 2 3 20 24 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 1 6 0 0 1 40 0 1 2 0 0 1 000 8 0 0 6 0 0 400 2 0 0 0 2 0 1 7 2 0 1 8 2 0 1 9 2020 20 21 20 2 2 Global mHealth market revenues Projected growth of the global mobile cardiac telemetry systems market ioT devices in healthcare Mobile health cost drivers 40 71 53 92 70 1 21 93 1 58 1 2 3 1 6 3 2020 ASIA PACIFIC 2021 E U R O P E NORTH AMERICA GLOBAL Costs of hospital readmissions and duration of stay Sources: Reuters, 2017. Research and Markets - Mobile Cardiac Telemetry Systems – Global Market Outlook (2019 - 2027) August 2020. 7 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved. Redundant examination and medical trial costs Costs of patients’ non - adherence to treatments Labor costs Doctor visit and consultation costs Investment in technologies

PRODUCTS AND SOLUTIONS OVERVIEW

G Medical's multifunction devices and platforms provide end-to-end telehealth services for consumers and healthcare providers



Prizma device

- Built-in sensors measure electrocardiogram (ECG), heart rate, oxygen saturation (SpO2), body temperature and stress
- Manual data entry of weight, glucose and blood pressure measurements
- Test, view and store measurements on any smartphone and on secure cloud portal (IOS and Android)
- Transmits all data to medical professionals upon authorization



VSMS/GMP medical device

- Up to 6-channel ECG monitoring system that saves waveforms to SD card
- Allows for continuous monitoring of patients, outpatients after hospital discharge and cardiac monitoring
- Delivers real time, continuous data on heart rate, blood pressure, body temperature, ECG, body position and location
- Data compiled and a clinical report is sent to hospital or physician



Remote Patient monitoring

- Large volumes of patients treated through HIPAA compliant, US remote monitoring and independent diagnostic testing facilities (IDTFs)
- Signed 17 US university hospitals - expected to underpin further growth
- Subscription-as-a-service model allows for recurring revenue generation

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

WORLDWIDE REGULATORY APPROVALS USA: FDA OTC and class 2 (510k) – includes all countries that accept FDA standards Europe: CE mark achieved – includes all countries accepting CE standards Australia & NZ: Therapeutic Goods Administration (TGA) granted Taiwan: FDA – permit licence issued China: National Medical Products Association (NMPA) approval in progress USA: Only device approved by FDA for Emergency use for treatment of COVID - 19 patients (full FDA approval under application) Europe: CE mark granted – includes all countries accepting CE standards Australia: Therapeutic Goods Administration (TGA) approval granted China: actively pursuing Under the FDA’s EUA ‘Issuance of Authorisation’, the FDA concluded that “There is no adequate, approved, and available alternative to the emergency use of the VSMS Patch for remote monitoring of the QT interval of an ECG in patients who are undergoing treatment in a hospital setting for COVID - 19 with drugs that can prolong QT intervals and may cause life - threatening arrhythmias.”* China manufacturing: CE, FDA and NMPA regulatory approval granted for assembly and production facility in Guangzhou, China Prizma VSMS/GMP China Facility Key regulatory approvals already achieved – providing a significant competitive advantage 9 *https://www.fda.gov/medical - devices/emergency - situations - medical - devices/emergency - use - authorizations © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

COMPLETE INSTITUTIONAL & REMOTE PATIENT SOLUTIONS

G MEDICAL

TELEHEALTH CONSULTATIONS

Remote Vital Signs Monitoring

Prizma device

Consumers & Lifestyle
Chronic Illness Patients
Aged-Care Facilities
Out-Patients
COVID-19 Quarantine Protocols

CONTINUOUS

Cardiac and Remote Vital Signs Monitoring

VSMS/GMP & IDTF

Hospitals and Institutions
Extended Holter (Cardiac)
Out-Patients
COVID-19 (EUA) Protocols

Complete solution

prizma G2

Prizma Sensors



Prizma Medical App



Users Portal



Doctor Portal



EMR



Continuous Monitoring

G Medical Patch (GMP-VSMS)



Monitoring Station



IDTF



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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

PRIZMA DEVICE – A DOCTOR IN YOUR POCKET

G MEDICAL

PRIZMA connects to IOS and Android devices

- Smart Phones
- IPads and Tablets
- Set-Top Boxes
- Smart TVs



prizma G2


prizma G2

- 1 lead ECG with arrhytmia detection algorithm
- Heart rate
- Stress test
- Blood Oxygen Level (SpO2)
- Body temperature
- Blood pressure (external)
- Blood glucose (external)
- Weight (external)
- User portal & doctor portal

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

PRIZMA TELEHEALTH APP AND WEB - BASED PORTALS PATIENT PORTAL PHYSICIAN PORTAL Top menu: help and 3rd party systems like CRM, Call Center and Online Store Patients medical history with option to edit and view for comprehensive status Abnormal measurements indication based on flexible time filter Incoming calls and history supporting a triage service View of each tests measurements based on time filter Main menu Quick view to last 5 tests • Table showing the last 5 results • Any click will load results to current page 12 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Continuously (beat to beat) records a multi - channel (up to 6 leads) ECG and saves the waveforms to SD card to compile an extended ambulatory report which is provided directly to the physician. EXTENDED HOLTER PATCH SYSTEM AND REPORTS Lead I, lead II, lead III, aVL, aVF, and aVR Mobile Cardiac Telemetry - End of study report • Single device with comfortable format enhances patient compliance – no wires or extra equipment • Comfortable wearable format increases diagnostic yields • Reduces readmissions – significantly reducing costs for hospitals and medical organizations • ‘Ingress Protection’ (IP) rating • Water resistance allows daily showering • Manual ‘event’ button allows patient to mark a suspected cardiac event 13 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

G Medical’s Patch provides real time vital signs monitoring, allowing for easier decision making and enhanced patient care while reducing healthcare costs G MEDICAL PATCH ALLOWS FOR ENHANCED PATIENT CARE 1 GMP monitors patient and transmits via 4G/ WiFi to the G Medical Innovations Cloud 3 Clinically relevant reports are sent directly to physician 4 Physician consults directly with their patient 2 The Cloud transmits data to Monitoring Center 24/7/365, analytics and diagnostics compiled as a complete report 14 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Independent Diagnostic Testing Facilities (IDTF): • Undertaken through 100% owned monitoring centers in the USA • Allows patients and physicians to track, monitor and share medical data and patient history • Subscription - as - a - service model generates recurring revenue • Operations are Medicare established providers and have contracts with insurance companies Call centre flow (right): • Representative dashboard includes medical CRM access and incoming calls • IVR allocation of call to next available clinician • Called identification process against CRM • Attending caller while reviewing CRM history and medical data Prizma portal REMOTE PATIENT MONITORING SERVICES 15 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Prizma Smartphone App eHealth subscriptions Device sales Support fees Health Providers Insurers Chronic care management Concierge medicine Analytics Platforms Diagnostics Vital signs trending Store and share Patient alerts and reminders IDTF & VSMS Vital Signs Vital signs system fee Device sales Licensing fees Hospitals and clinics Physician practices Assisted living and SNFs Post - discharge & RPM programs Reimbursement codes BUSINESS MODEL: OVERVIEW R e v e nu e 16 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

PROVIDING SOLUTIONS TO A LARGE MARKET ECOSYSTEM

Our next generation mobile technologies provide complete linkage allowing for better business practices and enhanced patient care.

Solution suite is applicable to individuals and healthcare providers, outlining a large market opportunity:



Elderly Care / Nursery
2B BUSINESS
Insurance Companies
Fee
Product / Services / Data
Traditional Hospitals
Government / Research Institutes
TGA
Product / Services
Fee / Data
Individual users
Fee / Data
Prizma
Patch
Data
Family users / Multiple account
Product / Services
REGULATORS
2C BUSINESS
Internet Hospitals
Pharmacies
Cable Providers / Telecom Operators
Consumer Companies

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

CPT CODES UNLOCK REVENUE CHANNELS

REMOTE PATIENT MONITORING AND CPT CODES

GMV's diagnostic services provide a complete remote patient monitoring solution. Healthcare professionals and clinicians analyze patient generated health data, notify for abnormalities, and generate concise reports.

Clinics utilizing G Medical solutions bill using CMS-approved codes for remote monitoring – providing upside to prescribe.

CPT code	Descriptor
99453	Remote monitoring of physiologic parameter(s) initial; set-up and patient education on use of equipment. **Average one-time Medicare payment of US$21**
99454	Remote monitoring of of physiologic parameter(s)initial; device(s) supply with daily recording(s) or programmed alert(s) transmission, each thirty days. **Average monthly Medical payment of US$69**
99457	Remote physiologic monitoring treatment management services, 20 minutes or more of clinical staff/physician/other qualified healthcare professional time in a month requiring interactive communication with patient/caregiver during month. **Average monthly Medicare payment of US$54**
	RPM services can be delivered by clinical staff of the billing provider. For example, RNs and medical assistants (subject to state law and supervision requirements). This allows patients to be anywhere, even in the home. Part B Medicare 20% co-pay applies.

Sources: Market Data Forecast – Nth America Remote Patient Monitoring Market

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

KEY GROWTH FOCUS: USA

G MEDICAL

Recent progress in the USA has laid a strong foundation for growth

U.S. FOOD & DRUG ADMINISTRATION

Over-the-counter (OTC) approval secured for the Prizma device

- Allows for Prizma to be sold OTC without a prescription
- Authorization granted on the US FDA's policy for COVID-19 public health emergency
- Multiple sales avenues being explored including direct to consumer, distribution agreements with retail outlets and referral agreements from medical organizations

LiveCare

Agreement to integrate Prizma into LiveCare's Life+ platform

- Life+ is a smart home gateway creating a leading remote patient monitoring solution
- Following the COVID-19 pandemic, LiveCare became the preferred provider to the Independent Physicians Association of America which represents 700 organizations in 39 states and over 300,000 physicians
- Provides G Medical with direct access to an established, addressable market in the USA



Our Independent Diagnostic Testing Facility operations

- Operations are Medicare established providers and have contracts with insurance companies – Subscription-as-a-service model generates recurring revenue
- Provider Participation Agreements with Prime Health Services Services, Inc and Ancillary Care Services have significantly increased US footprint and provide additional exposure to future patients and 3rd-party payer populations

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

OTHER RECENT TRANSFORMATIONAL INITIATIVES

MEDICAL



G Medical is now its deploying IDTF platform in US university hospitals

- Three phase approach includes *evaluation, implementation and treatment* phases
- Ten university hospitals now in treatment stage with another seven near completion of *implementation*
- G Medical receives ~US$175 to ~US$750 in reimbursements per patient monitored depending on specific modality
- US university hospital patient enrollments are ongoing and increasing

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Since 1988, Guthy - Renker has discovered and developed and sold billions of dollars of high quality consumer products in the beauty, skincare, and wellness categories. GRS will act as GMed’s exclusive creative and media agency in the U . S . for all TV production, radio creative and social media, including the Prizma mobile medical monitor and other consumer products and services . GRS will manage all TV advertising, social and radio media buying . GRS will receive warrants to purchase up to 5% of GMed’s fully - diluted shares, and earn a low single digit commission on all U.S. consumer sales. Guthy - Renker, LLC affiliate GRS, LLC signed to a three - year Marketing Services Agreement on October 1, 2020, for the U.S. direct response consumer channel, including infomercials, TV, radio and social media. AGREEMENT WITH GUTHY - RENKER TO DRIVE US GROWTH 21 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

RECENT PROGRESS MADE ON A GLOBAL SCALE

G MEDICAL

USA:

- Prizma granted OTC approval by FDA – device can now be bought by consumers without a prescription
- GMP/VSMS (Patch) granted FDA (EUA) approval for COVID-19 patient treatment
- Distribution agreement with LiveCare to integrate Prizma into Life+ patient monitoring platform
- Deployment of IDTF services in 17 hospitals – allows for increased patient enrollment and revenue

Italy:

- Prizma registered with Italy's Ministry of Health
- First purchase order **received** and shipment of devices sent to in country partner, Meditel

Taiwan & China:

- Taiwan FDA approval granted for Prizma
- NMPA approval for Prizma pending in China – all clinical trials finalized with approval expected H2 2020

Australia:

- Agreement with HSC Technologies (ASX: HSC) to integrate Prizma into uVue telehealth offering
- Partnership extended to add 24 hour remote patient monitoring services into aged care facilities and clinics
- Royal Australian College of General Practitioners (RACGP) sponsorship agreement

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Narrowing down of net losses: Net loss narrowed due to increased revenue and decreased OPEX. Revenue is expected to continue to increase with US hospital deployments and potential China regulatory approvals Enhanced generation of operating cash flow: Net operating cash flow has improved partially due to the narrowing down of net loss, changed inventory positions and fair value of convertible securities (Thousand USD) SERVICES P R ODU C T S GROSS PROFIT MARGIN GROSS PROFIT MARGIN - SERVICES 3, 0 6 2 CAGR: 612% 5 , 5 26 5 , 514 40 3, 0 2 2 12 1 4 . 7% - 4. 0% 4 . 2% 2 . 2% - 5 . 5% - 5 . 5% 109 2017 2018 2019 Fast growing revenue : Significant revenue increases between 2017 and 2019 (CAGR of 612% ) , due to IDTF growth . Expected to continue following university hospital deployments 2017 2018 2019 Improved gross margin of service business: Fluctuating overall gross profit margin and an increasing gross profit margin in the service business, which soared to 14.7% in 2019 (Thousand USD) 2 0 1 7 2 0 1 8 2 0 1 9 (Thousand USD) 2 0 1 7 2 0 1 8 2 0 1 9 KEY FINANCIALS Revenue Gross Profit Margin Net Profit (loss) Net Operating Cash Flow - 27,247 23 *Historical financial numbers are audited and rounded to nearest thousand USD © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved. - 8,289 - 16,976 - 15,456 - 15,509 - 6,297

NASDAQ & NYSE LISTED PEERS

MEDICAL

Company name	Code	Description	Enterprise Value*	LTM Revenue (as of 6/30/2020)*	EV/ LTM Revenue multiple*
			All amounts in millions USD.		
Biotelemetry Inc	NASDAQ: BEAT	Ambulatory outpatient management solutions for monitoring clinical information. Focused on diagnosis and monitoring of cardiac arrhythmias, and heart rhythm disorders.	1,666.6	412.0	4.0X
iRhythm Technologies Inc	NASDAQ: IRTC	Develops, produces, and distributes medical instruments, offers cardiac rhythm monitoring devices for palpitation, shortness of breath and fatigue.	7,040.9	228.2	30.9X
Teledoc Health	NASDAQ: TDOC	Virtual healthcare service.	17,771.9	716.3	24.8X
Amwell	NYSE: AMWL	Amwell's platform provides digital care delivery solutions for acute and chronic care and healthy living.	9,317.6	202.1	46.1X
G Medical Innovations	NASDAQ: GMVD *Proposed*	Proprietary FDA approved medical devices, telehealth and remote patient monitoring solutions for consumer, physicians and hospitals. Medical services via wholly owned U.S. IDFT & monitoring centres, with focus on chronic illness, cardiac and vital signs monitoring and diagnostics.	TBD	11.0**	N/A

G Medical Innovations - Range of Valuation Multiples

	Maximum	75th Percentile	Median
LTM EV/Revenue	46.1x	34.7x	**27.8x**

G Medical Innovations - Implied Enterprise Value (in millions USD)

	Maximum	75th Percentile	Median
LTM EV/Revenue	507.1	381.3	306.2

*Source: S&P Capital IQ (10/08/2020).
**Proforma 2020 revenue displayed as LTM revenue.

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© 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

U S A : • Remote patient monitoring • Device sales and distribution partners • Hospital and Institutional partners China: • Manufacturing through regulatory - approved production facility • Device regulatory approvals pending Israel: • R&D and regulatory Established in 2014, G Medical has built a global footprint of operating businesses, R&D hubs and manufacturing facilities, underpinned by 70+ employees that allow it to target key, high growth markets EXTENSIVE GLOBAL NETWORK Australia: • Established distribution agreements and partnerships Hong Kong: • Business sales hub Italy: • Device sales • Remote patient monitoring pending Macedonia: • Additional technical R&D 25 © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

26 Thank you © 2020 All rights reserved - Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.